SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

M & F Bancorp, Inc. (the “Registrant”), the parent company of Mechanics and Farmers Bank (the “Bank”), announces that Jonathan Sears Woodall has been appointed as Senior Vice President and Chief Financial Officer of the Registrant and the Bank. The appointment is effective as of April 10, 2006, when Mr. Woodall takes over the responsibilities of Principal Financial Officer and Principal Accounting Officer for the Registrant from Allan E. Sturges, who has been performing these duties in his capacity as Acting Chief Financial Officer of the Registrant and the Bank. Mr. Sturges shall continue to serve in his capacity as Vice President and Controller for the Bank.

Mr. Woodall is a Certified Public Accountant in the state of North Carolina and prior to this appointment was a Business Advisor with North Carolina Mutual Life Insurance Company, in Durham, N.C. (2003-2006) and Chief Financial Officer, ArrayXpress, Inc., based in Raleigh, N.C. (2003-2005). Prior to that he was a Manager, Senior Manager and latterly a Partner with Deloitte & Touche LLP in Raleigh, N.C. (1987-2002).

Mr. Woodall shall receive an initial base salary of $130,000 per annum, to be reviewed on at least an annual basis. In addition, he shall receive a signing bonus of $15,000, shall be eligible to participate in the Registrant’s Incentive Compensation Plan and the Bank’s qualified and non-qualified benefit plans (upon meeting their respective eligibility requirements) and, at the discretion of the Registrant, may be eligible to receive performance related bonuses pursuant to a bonus agreement, to be agreed.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit 99.1 Press Release issued April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC. (Registrant)

By:	/s/ Ronald Wiley
Ronald Wiley
President and Chief Executive Officer

Dated: April 10, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 10, 2006